Exhibit 99.2

SAFEDATA, LLC
March 31, 2010

Table of Contents

Page Number
Unaudited financial statements:

Balance Sheet	2

Statements of operations and Members’Deficit	3

Statements of cash flows	4

Notes to financial statements	5 - 9

SAFE DATA, LLC.
BALANCE SHEET

March 31, 2010
(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$150
Accounts receivable	163,090
Prepaid Expense	23,426
Receivable from member	138,446
Other current assets	16,333

Total current assets	341,445

Property and equipment, net	745,446

Intangible assets, net	34,029

Other assets	11,802

TOTAL ASSETS	$1,132,722

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$405,058
Line of credit	350,000
Capital leases – current	482,326
Note Payable – current	15,000
Loan payable to member	125,000
Deferred revenue - current	55,085

Total current liabilities	1,432,469

Capital lease obligation, net of current portion	224,533
Deferred revenue, net of current portion	29,140
Note payable, net of current	335,000

TOTAL LIABILITIES	2,021,142

MEMBERS’ DEFICIT	(888,420)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$1,132,722

SAFE DATA, LLC
STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT
(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009

Net sales	$742,614	$652,579

Cost of sales	359,855	400,613

Gross profit	382,760	251,966

Operating expenses	269,820	271,103

Operating income (loss)	112,940	(19,137)

Other income (expense)
Interest expense	(26,407)	(41,978)
Other income	2,492	2,491
Total other expense	(23,915)	(39,487)

Net income (loss)	89,024	(58,624)

Members’ deficit – Beginning of period	(977,444)	(739,408)

Members’ deficit – End of period	$(888,420)	$(798,032)

SAFE DATA, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$89,024	$(58,624)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	105,302	100,559

Changes in assets and liabilities:
Accounts receivable	(54,672)	(93,681)
Prepaid expenses	1,647	-
Receivable from member	(3,549)	(5,937)
Other current assets and other assets	(16,333)	-
Accounts payable and accrued expenses	83,137	17,795
Deferred revenue	(29,319)	40,765
Net cash provided by operating activities	175,237	877

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit, net	98,765	203,662
Repayments on overdraft account	(44,439)	(56,543)
Repayments on capital lease obligations	(229,563)	(147,996)
Net cash used in financing activities	(175,237)	(877)

Decrease in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of period	150	150
Cash and cash equivalents, end of period	$150	$150

Supplemental disclosure of cash flow information:
Interest paid	$16,682	$41,978

Non cash investing and financing activities:
Capital equipment acquired under leases	$108,607	$184,666

SAFE DATA, LLC
NOTES TO FINANCIAL STATEMENTS
Three Months Ended March 31, 2010 and 2009

1.	BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

Safe Data, LLC (“The Company”) delivers and supports a broad range of premium technology solutions which store, protect, optimize and leverage information; minimize downtime and recovery of information.  Clients depend on the Company to manage data growth, ensure disaster recovery and business continuity, strengthen security, reduce capital and operational expenses, and to meet increasing industry state and federal regulations

Safe Data provides solutions and services to business, government, education and healthcare industries by leveraging leading technologies such as Virtualization, Cloud Computing and Green IT.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.
Revenue Recognition – The Company’s revenues consist principally of storage revenues. Storage revenues consist of monthly charges related to the storage of materials or data (generally on a per unit basis).  Sales are generally recorded in the month the service is provided.  For customers who are billed on an annual basis, deferred revenue is recorded and amortized over the life of the contract. Setup fees charged in connection with storage contracts are deferred and recognized on a straight line basis over the life of the contract.

b.
Cash and Equivalents – The Company considers cash equivalents to be highly liquid debt securities with insignificant interest rate risk with original maturities from the date of purchase of three months or less

c.
Accounts Receivable/ Allowance for Doubtful Accounts – The Company sells its services to customers on an open credit basis.  Accounts receivable are uncollateralized, non-interest-bearing customer obligations. Accounts receivables are due within 30 days. Based on an assessment of the current status of individual accounts and historical collection information, management believes that it will realize all receivables and no allowance is necessary.

d.
Property and equipment – Property and equipment are stated at cost less accumulated depreciation and amortization. Capitalized values of property under leases are amortized over the life of the lease or the estimated life of the asset, whichever is less. Depreciation and amortization are provided on the straight line method over the following estimated useful lives:

Years
Computers and Software	5
Machinery and equipment	5

e.
Impairment of Long-Lived Assets – The Company reviews long-lived assets whenever events or changes in circumstances indicate that the carrying value of any of these assets may not be realized. No impairment charges have been recorded.

f.
Leases – Leases (in which the Company is lessee) which transfer substantially all of the risks and benefits of ownership are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Leases which do not meet such criteria are classified as operating leases and the related rentals are charged to expense as incurred on a straight line basis.

g.	Advertising – All advertising costs are expensed are incurred. Advertising expense was $20,928 in 2010 and $29,795 in 2009.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

h.
Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

i.
Subsequent events evaluation date – The Company evaluated the events and transactions subsequent to its March 31, 2010 balance sheet date and , in accordance with FASB ASC 855-10-50, “Subsequent Events.” Through September 30 2010, which is the date the financial statements were available to be issued, the Company entered into an Asset Purchase Agreement on June 17, 2010, setting forth the sale of the Company’s assets to Data Storage Corporation, a Delaware corporation and wholly owned subsidiary Data Storage Corporation.  (See Subsequent Event footnote.)

j.
Income taxes – The Company is a Limited Liability Company and is not a tax paying entity for income tax purposes. Thus, no income tax provision has been recorded in the financial statements. The taxable income (loss) of the Company is allocated to its members and included in the computation of the members’ taxable income.

3.	PROPERTY AND EQUIPMENT

Machinery and equipment	$2,509,584

Less: Accumulated depreciation and amortization	1,764,138

Property and equipment, net	$745,446

4.	INTANGIBLE ASSETS

Intangible assets consisted of the following:
	Estimated Life in years

Non-Compete	15	$50,000

Less: Accumulated Amortization		15,971

Intangible Assets, net		$34,029

Scheduled amortization over the next five years as follows:

Twelve Months Ending March 31,
2011		$3,333
2012		3,333
2013		3,333
2014		3,333
Thereafter		20,697
	Total	$34,029

5.	CAPITAL LEASE OBLIGATIONS

The Company began leasing computer equipment in 2005. The economic substance of the leases is that the Company is financing the acquisitions through the leases and accordingly, they are recorded in the Company’s assets and liabilities. The leases are payable to Systems Trading, Inc and IBM with combined monthly installments of $55,200 through various dates in 2010, 2011 and 2012. The leases are secured with the computer equipment. .  Interest rates on capitalized leases vary from 6%-8% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Future minimum lease payments under the capital leases are as follows:

As of March 31, 2010	$746,940
Less amount representing interest	40,081
Total obligations under capital leases	706,859
Less current portion of obligations under capital leases	482,326
Long-term obligations under capital leases	$224,533

Long-term obligations under capital leases at March 31, 2010 mature as follows:

For the twelve months ending March 31,
2011	$482,326
2012	224,533

$706,859

The assets held under the capital  leases are included in property and equipment as follows:

Equipment	$2,485,631
Less: accumulated depreciation	1,746,335

$739,296

6.	COMMITMENTS AND CONTINGENCIES

Line of Credit

On August 8, 2007 the Company entered into a line of credit agreement with a bank for $500,000.  The loan required repayment of interest only on a monthly basis at a interest rate of the banks prime rate plus 1.25%.  The interest rate at December 31, 2008 was 4.5%.   The line of credit agreement was amended on August 12, 2009, and provides for $350,000 at prime plus 3.0%, or 6.25% at December 31, 2009.   The line of credit is payable on demand and is secured by substantially all assets of the Company. As of March 31, 2010, the Company owed $350,000 under this agreement.  Subsequent to March 31, 2010, this loan was paid in full as part of the asset purchase agreement with Data Storage.

6.	COMMITMENTS AND CONTINGENCIES (continued)

Note Payable

On June 4, 2008, the Company entered into a term loan agreement with a business development company. The term loan agreement provides for $350,000 at an interest rate of 11.5%.  The note required interest only payments through July 2009, extended to May 2010, at which time the company is required to pay 47 monthly payments of $5,834.  The remaining balance of the loan is due in July 2013.  The loan is secured by all assets of the Company subordinate to the bank lien and personally guaranteed by the members.  As of March 31, 2010, the Company owed $350,000 under this agreement. Subsequent to March 31, 2010, this note was paid in full as part of the asset purchase agreement with Data Storage.

Total maturities of the long term debt are as follows:

Twelve Months Ending March 31,:
2011	$15,000
2012	34,000
2013	301,000

$350,000

Operating leases

The Company currently leases office space which calls for monthly payments of $4,800 plus a portion of the operating expenses through February 2012.

Minimum obligations under this lease agreement is as follows:

Twelve Months Ending March 31,:
2011	$57,600
2012	52,800

$110,400

7.	RELATED PARTY TRANSACTIONS

Receivable from Member

During the three months ended March 31, 2010, the Company advanced one of its members $3,549. As of March 31, 2010 the member owed the Company $138,446. These advances bear no interest and have no stated terms of repayment

Note payable to Member

On July 9, 2007 the Company received $150,000 cash from one of its members and issued a note payable at 10.75% interest. The note has no stated terms of repayment. As of March 31, 2010, the Company owed the member $125,000.

8.	SUBSEQUENT EVENTS

On June 17, 2010 the Company entered into an Asset Purchase Agreement (the “Agreement”); setting forth the sale of its assets to Data Storage Corporation, a Delaware corporation (“Data Storage DE”) and wholly owned subsidiary of Data Storage Corporation hereinafter referred to “Data Storage.”

The Company agreed to sell, transfer, assign, and deliver to Data Storage all right, title and interest in its end user customer base (the “Business”) and all related current and fixed assets and contracts related to the Business. These assets include, but not limited to, all of its cash, accounts receivable and intellectual property. Additionally, the Company shall transfer to Data Storage all of their current liabilities to the extent arising out of the business or the assets.

Pursuant to the Agreement, Data Storage will pay an aggregate purchase price for the Business equal to $3,000,000 (the “Purchase Price”) with $2,000,000 to be paid in cash and $1,000,000 in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) valued at $0.35 per share or 2,857,142 shares of Common Stock. Upon Closing (as defined in the Agreement), a certain portion of the Purchase Price shall be deferred subject to certain holdback and contingency clauses contained in the Agreement.

Additionally, Peter Briggs, the President of the Company will enter into an employment agreement (the “Employment Agreement”) with Data Storage and Lawrence E. Putterman will be appointed to the Data Storage Board of Directors.